                                                                     EXHIBIT 6.2

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT is entered into as of October 20, 2000, among InterGlobal Waste Management, Inc., a California corporation ("Buyer"), IWM Subsidiary Inc., a wholly-owned subsidiary of Buyer and a California corporation ("Subsidiary"), Hospitality Companies, Inc., a Texas corporation ("Target"), and Halter Financial Group, Inc., a Texas corporation ("HFG"), with reference to the following facts:

        A. Target is one of the debtors in In re: Hospitality Companies, Inc., bankruptcy case no. 00-30768-BJH-11 (the "Bankruptcy Case") pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. A Plan of Reorganization Proposed by Debtors was filed on August 21, 2000 (the "Plan"), amended on August 22, 2000, modified on September 15, 2000 and was confirmed on September 27, 2000. The order confirming the Plan became effective, final and unappealable on October 10, 2000.

        B. Target has no stockholders on the date of this Agreement. Under the Plan, all equity interests in Target were canceled on October 10, 2000, and on October 10, 2000 Target can secure a discharge from all claims and debts by completion of a merger pursuant to the Plan. The Plan also provides that the "Plan Shares" (as defined in the Plan) are to be issued to HFG and the holders of "Allowed Class 2 General Unsecured Claims" (as defined in the Plan) at the times provided for in the Plan. As a result, such creditors of Target are to receive stock of the Target in proportion to their allowed claims, which will create for Target a shareholder base which will make it an attractive merger candidate for a privately-held corporation which desires to become publicly-held.

        C. The Plan contemplates that, prior to the distribution of Plan Shares, Target may merge with such a privately-held corporation, with the effect that such privately-held corporation will become a successor of Target and stock of such privately-held corporation will be issued as the Plan Shares.

        D. Buyer is a privately-held corporation. Buyer and Target desire that Subsidiary be merged with and into Target, that Target become in such merger a wholly-owned subsidiary of Buyer and that shares of common stock of Buyer be issued as a result of such merger as the Plan Shares to HFG and the holders of Allowed Class 2 General Unsecured Claims.

        E. The process of approving claims of creditors pursuant to the Plan is not yet completed. As used in this Agreement, "Creditors" refers collectively to HFG and all holders of Allowed Class 2 General Unsecured Claims, whether such holders' claims have been allowed prior to the date of this Agreement or are allowed subsequent to such date, and individually to HFG and each of such holders.

        F. The transactions contemplated herein are intended to be a reorganization of Target pursuant to the provisions of Article 4.14 of the Texas Business Corporation Act.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                             ARTICLE 1 -- THE MERGER

        1.1 THE MERGER. Subject to the conditions of this Agreement, Subsidiary will merge with and into Target (the "Merger"). The separate existence of Subsidiary will cease. Target will be the surviving corporation (the "Surviving Corporation"), and its Articles of Incorporation and Bylaws as in effect immediately prior to the Merger will be the Articles of Incorporation and Bylaws of the surviving corporation. The officers and directors of the Surviving Corporation immediately after the Merger will be the officers and directors listed in Schedule 1.1 attached hereto.

        1.2 CLOSING: EFFECTIVE DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mitchell Silberberg & Knupp LLP, 11377 West Olympic Boulevard, Los Angeles, California, at 10:00 a.m. (local time) on the second business day after all of the conditions specified in Article 4 of this Agreement have been satisfied or waived, or at such other place, time and date as the parties may designate. The date on which the Closing actually takes place is the "Closing Date." Contemporaneously with the Closing, properly executed articles of merger or other appropriate documents, conforming to the requirements of the Texas Business Corporation Act ("TBCA") and the California General Corporation Law ("CGCL"), shall be filed with the Secretary of State of the State of Texas (the "Texas Secretary of State") and, as soon thereafter as practicable, a copy thereof certified by the Texas Secretary of State shall be filed with the Secretary of State of the State of California (the "California Secretary of State"). The Merger shall take effect as of the time the articles of merger or other appropriate documents are filed with and accepted by the Texas Secretary of State (the "Effective Date").

        1.3 SHARES. (a) On the Effective Date, the rights of the Creditors pursuant to the Plan to receive shares of common stock of Target as the Plan Shares shall be converted into the right to receive as the Plan Shares (i) an aggregate of 2,914,913 shares of common stock, without par value, of Buyer, plus
(ii) such additional shares of such common stock of Buyer as may be necessary to round up to the nearest whole share any fractional shares which otherwise would be issuable under clause (i). The shares of Buyer's common stock to be issued in the Merger are referred to in this Agreement as the "Shares."

        (b) Each issued and outstanding share of the capital stock of Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock, $1.00 par value per share, of the Surviving Corporation.

        (c) If, between the date of this Agreement and the Effective Date, the shares of Buyer's common stock are changed into a different number or class of shares by reason of any



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stock dividend, subdivision, reclassification, reorganization, stock split, reverse stock split or similar transaction, the total number of Shares shall be appropriately adjusted.

        1.4 NO FRACTIONAL SHARES. No fractional Shares will be issued. The Shares otherwise issuable to each Creditor will be rounded up to the nearest whole Share.

        1.5 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the TBCA and CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, all the properties, rights, privileges, powers and franchises of Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. Until Shares (whether certificated or uncertificated) have been issued to a particular Creditor under the Plan, such Creditor will not be a stockholder of Buyer for any purpose. Dividends, if any, otherwise payable on the Shares between the Effective Date and the date of such issuance to which such Creditor is entitled will only be paid (without interest) at the time of the issuance.

        1.6 FURTHER ACTION. If, at any time after the Effective Date, any further action is determined by Buyer to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Subsidiary, the officers and directors of the Surviving Corporation and Buyer shall be fully authorized (in the name of Subsidiary, in the name of Target and in the name of Buyer and otherwise) to take such action.

                   ARTICLE 2 -- REPRESENTATIONS AND WARRANTIES

        2.1 TARGET AND HFG. Target and HFG represent and warrant to Buyer and Subsidiary as follows:

        (a) Organization and Standing. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to enter into and consummate this Agreement and to carry on its business.

        (b) Merger Authorized. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Target and HFG, and no other consent, approval, order, permission or authorization of any nature is required on the part of or with respect to Target to authorize, or otherwise in connection with, the Merger. This Agreement is a valid and binding obligation of Target and HFG enforceable against each of them in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally (in each case subsequent to the Bankruptcy Case), and
(ii) general principles of equity. The execution and delivery of this



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Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or cause a violation, breach or default of any term or provision of the articles of incorporation or bylaws of Target or HFG, of any indenture, mortgage, deed of trust, lease, contract or other agreement to which Target or HFG is a party or by which either of them or their properties are bound, (ii) violate any applicable law, rule, regulation, decree, injunction, order, ruling or writ, or (iii) except as provided in Section 8.04 of the Plan, require any filing or registration with, or the issuance of any order, license, permit or waiver by, any government or any court, agency, tribunal, commission or other instrumentality of any government, whether federal, state or local, including without limitation, any filing with the Securities and Exchange Commission.

        (c) Capitalization. Target has no outstanding equity securities. The only equity interests in Target are the rights of the Creditors to receive the Plan Shares at the times and in the manner provided in the Plan and in this Agreement. The authorized capitalization of Target consists of 1,000,000 voting shares of common stock, $1.00 par value per share, and 1,000,000 non-voting shares of common stock, $1.00 par value per share.

        (d) Officer and Director. From September 27, 2000 and until the Effective Date, Timothy P. Halter is and will be the sole director and the President and Secretary of Target. There are no other officers of Target.

        (e) Subsidiaries. Target has no subsidiaries and does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other equity.

        (f) SEC. Target is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and is not an investment company registered or required to be registered under the Investment Company Act of 1940.

        (g) Assets, Liabilities and Obligations. On October 10, 2000, Target received a conditional discharge in bankruptcy, subject to the completion of the Merger or a similar transaction taking place no later than eighteen (18) months from October 10, 2000. At the Effective Date, immediately after consummation of the transactions contemplated by this Agreement, Target will not have any, assets, employees or liabilities of any nature whatsoever. Target is not, and at the Effective Date will not be, a party to, bound by or otherwise subject to any contract or agreement, or any other liability or obligation, of any nature whatsoever, except for liabilities and obligations expressly provided for in this Agreement or the Plan. Any and all pre-existing claims against, and obligations of, Target will be discharged in bankruptcy pursuant to the Plan, and will therefore be unenforceable pursuant to applicable law. Under the Plan, the Creditor's only rights against Buyer, Subsidiary and Target are to receive the Plan Shares as and when provided in the Plan.

        (h) Legal Proceedings. There is no pending or threatened judicial or administrative proceeding or investigation affecting Target other than the Bankruptcy Case.



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        (i) Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by HFG and its counsel directly with Buyer and its counsel, without the intervention on behalf of Target or HFG of any person other than The Private Financing Group, Inc. ("TPFG"), pursuant to an arrangement between HFG and TPFG in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

        (j) Speculative Investment. HFG and Target understand that Buyer is a development stage company which has not received substantial revenues from its operations, and that the Shares are a very speculative security which may eventually have no value. Buyer has afforded HFG and Target full and complete access to all information with respect to Buyer and its business and financial conditions that HFG and Target deemed necessary in order to evaluate the merits and risks of acquiring the Shares, and HFG and Target have received satisfactory and complete information concerning the business and financial conditions of Buyer in response to all inquiries made by them.

        2.2 BUYER AND SUBSIDIARY. Buyer and Subsidiary represent and warrant to Target as follows:

        (a) Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed will not have a material adverse effect on Buyer. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

        (b) Merger Authorized. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and Subsidiary, and no other consent, approval, order permission or authorization of any nature is required on the part of or with respect to Buyer or Subsidiary to authorize, or otherwise in connection with, the Merger. This Agreement is a valid and binding obligation of Buyer and Subsidiary, enforceable against each of them in accordance with its terms, except as enforceability may be limited by
(i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (ii) general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or cause a violation, breach or default of any term or provision of the articles of incorporation or bylaws of Buyer or Subsidiary, of any indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer is a party or by which either of them or their respective properties are



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bound, (ii) violate any applicable law, rule, regulation, decree, injunction, order, ruling or writ, or (iii) require any filing or registration with, or the issuance of any order, license, permit or waiver by, any government or any court, agency, tribunal, commission or other instrumentality of any government, whether federal, state or local, including without limitation, any filing with the Securities and Exchange Commission.

        (c) Capitalization. Until October 19, 2000, the capitalization of Buyer consisted of 100,000,000 shares of common stock, without par value, of which as of October 18, 2000, 51,735,368 shares were issued and outstanding. No additional shares have been issued and shall be issued before the Effective Date. On October 19, 2000, the authorized capitalization of Buyer was increased to 250,000,000 shares of common stock without par value.

        (d) Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with HFG and its counsel, without the intervention on behalf of Buyer of any person other than TPFG pursuant to a Financial Advisory Agreement between Buyer and TPFG dated as of July 10, 2000, in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                             ARTICLE 3 -- COVENANTS

        3.1 AFFIRMATIVE COVENANTS.

        (a) Filings and Approvals. Each party will cooperate with the others in the preparation and/or filing, as soon as practicable, of all necessary filings in the Bankruptcy Case or elsewhere, all necessary mailings to, and other communications with, shareholders, the Creditors and others, and all other required documents with respect to the Merger and the issuance of the Shares.

        (b) Announcements. Neither HFG nor Target will make any announcement concerning the Merger, except as may be required by applicable law or court process.

        (c) Adverse Event. HFG will promptly notify Buyer (i) when an event occurs that may adversely affect Target, or its ability to carry out the Merger, or (ii) if it or Target determines it is or will be unable to comply with any of its obligations under this Agreement or fulfill any conditions under its control. Buyer will promptly notify HFG (i) when an event occurs that may adversely affect Buyer's ability to carry out the Merger, or (ii) if it determines it is or will be unable to comply with any of its obligations under this Agreement or fulfill any conditions under its control.

        (d) Indemnification. HFG agrees to indemnify Buyer and Subsidiary, and hold Buyer and Subsidiary harmless, from and against any and all losses, claims, damages, deficiencies, liabilities or expenses (including reasonable counsel fees and costs of investigation and defense) suffered or incurred by Buyer or Subsidiary, directly or indirectly, as a result of,



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based upon, or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Target or HFG in or pursuant to this Agreement (including, without limitation, in any certificate delivered hereunder). Buyer agrees to indemnify Target, and hold Target harmless, from and against any and all losses, claims, damages, deficiencies, liabilities or expenses (including reasonable counsel fees and costs of investigation and defense) suffered or incurred by Target prior to the Merger, directly or indirectly, as a result of, based upon, or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement (including, without limitation, in any certificate delivered hereunder).

        Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly give notice to the party required to provide indemnity hereunder (the "Indemnifying"). Any delay in notifying the Indemnifying Party constitutes only an excuse to the extent of the Indemnified Party's actual prejudice. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall, upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of such action or proceeding if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to claims hereunder.

        (e) Survival of Indemnity Obligations and Cap. The rights of the parties to assert indemnification claims pursuant section 3.1 (d) of this Agreement will survive for a period of twelve (12) months from the Closing Date, except for claims of or related to fraud, willful misconduct, taxes and authority of Buyer, Subsidiary and HFG to execute and deliver this Agreement and any documents contemplated hereunder, and to consummate the transactions hereunder and thereunder (collectively "Special Claims") which shall survive until the expiration of the seventy-five (75) days following the date on which the running of the applicable statute of limitations and any extensions thereof with respect to any such claim will bar the assertion, assessment and collection of such claim. Except for any Special Claims, the maximum liability of each of HFG, on one hand, and Buyer and Subsidiary on a joint and several basis, on the other hand, for any indemnification claims hereunder shall be limited to $360,000.

        (f) Affiliates. Certificates representing Shares issued to HFG direct and indirect transferees from HFG of its rights to receive Plan Shares, and any other person deemed to be an "affiliate", for purposes of Rule 145 under the Securities Act of 1933, of Target ("Target Affiliates") will bear an appropriate restrictive legend. Concurrently with the execution of this Agreement, Target is delivering to Buyer a list of all other persons who are then Target Affiliates. Target will promptly amend or supplement this list as changes occur. Prior to the



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Effective Date HFG will, and will cause each direct and indirect transferee from
HFG of its rights to receive Plan Shares, and each person named in any such list, amendment or supplement to deliver promptly to Buyer a letter substantially in the form of Appendix A.

        3.2 NEGATIVE COVENANTS. The parties further covenant that, until the Effective Date:

        (a) Charter Documents. Target will not amend its Articles of Incorporation or Bylaws (except for any changes necessary to comply with this Agreement or the Plan).

        (b) Stock. Target will not issue or agree to issue any equity securities, options, warrants, or convertible instruments.

        (d) No Target Transactions. Target will not engage in or enter into any transaction, agreement or other commitment of any nature, or incur any liability of any nature, except as may be necessary to comply with this Agreement or the Plan.

        (e) Inconsistent Agreements. Neither Target nor HFG will solicit proposals or participate in discussions concerning any form of business combination between Target and any third party.

                        ARTICLE 4 -- CONDITIONS PRECEDENT

        4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Buyer before the Effective Time:

        (a) Representations and Warranties True at Effective Time. The representations and warranties of Target and HFG herein contained shall be, in all respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date); Target and HFG shall have performed and complied with all covenants required by this Agreement to be performed or complied with by each of them before the Effective Date; and HFG shall have delivered to Buyer a certificate, dated the Effective Date and signed on behalf of HFG by its chairman of the board to both such effects.

        (b) No Litigation. No suit, action or other legal proceeding with respect to the Merger (other than the Bankruptcy Case) shall have been commenced and shall be pending, before any court or governmental agency of competent jurisdiction.

        (c) Legal Opinion. Hance, Scarborough, Wright, Keiffer, Woodward &



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Weisbart, L.L.P. shall have delivered to Buyer its written opinion in substantially the form of Appendix B, and such opinion shall not have been withdrawn or modified.

        4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF TARGET. The obligations of Target and HFG to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Target before the Effective Date:

        (a) Representations and Warranties of Buyer True at Effective Date. The representations and warranties of Buyer herein contained shall be, in all respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date); Buyer shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Buyer before the Effective Date; and Buyer shall have delivered to Target a certificate, dated the Effective Date and signed on behalf of Buyer by its chairman of the board to both such effects.

        (b) No Litigation. No suit, action or other legal proceeding with respect to the Merger (other than the Bankruptcy Case) shall have been commenced and shall be pending, before any court or governmental agency of competent jurisdiction.

        (c) Legal Opinion. Mitchell Silberberg & Knupp LLP shall have delivered to Target its written opinion in substantially the form of Appendix C, and such opinion shall not have been withdrawn or modified.

                            ARTICLE 5 -- TERMINATION

        This Agreement, whether or not approved by the stockholders of Subsidiary and whether or not all other applicable approvals have been obtained, may be terminated on or before the Effective Date (a) by mutual consent of Target and Buyer; or (b) unilaterally by Target or Buyer (i) after November 15, 2000, (ii) if the other fails to perform any covenant in this Agreement, and does not fully cure the failure within 10 business days after written notice of the alleged failure, or (iii) if any condition to the obligations of that party is not satisfied, and it reasonably appears that the condition cannot be satisfied prior to November 15, 2000. Unless the termination involves a default (including breach of representations and warranties, or covenants), no party will have any further liability or obligation under this Agreement to the other parties or to any stockholder, director, officer, employee, agent or representative of the other parties. Termination because of a party's default will be without prejudice to any other rights or remedies the non-defaulting parties may have.



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


                           ARTICLE 6 -- MISCELLANEOUS

        6.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and sent via (i) facsimile to the number shown on the signature page of this Agreement (and shall be deemed given and delivered upon the generation by the transmitting facsimile machine of confirmation that the entire document has been successfully transmitted), (ii) personal delivery or private overnight courier to the address shown on such signature page, or
(iii) United States First Class mail, postage prepaid, return receipt requested, addressed to such address. Notices sent via private overnight courier shall be deemed given and delivered on the first business day following the date of delivery to the overnight courier. Notices mailed via United States First Class mail shall be deemed given and delivered on the third business day following the date of mailing. Any party may change from time to time its address or fax number for notices hereunder by giving notice to the other party.

        6.2 EXPENSES. Each party will pay its own expenses.

        6.3 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties agrees, at its own cost and expense, to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

        6.4 ASSIGNABILITY. Neither this Agreement nor any rights or obligations under it are assignable.

        6.5 GOVERNING LAW. This Agreement will be governed by the laws of the State of California.

        6.6 AMENDMENT. This Agreement may be amended in accordance with applicable law.



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        IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement on the day and year first above written.



INTERGLOBAL WASTE MANAGEMENT, INC.         HOSPITALITY COMPANIES, INC.

By    /s/  HAROLD A. KATERSKY              By  /s/ TIMOTHY P. HALTER
  --------------------------------           ---------------------------------
       Harold A. Katersky                          Timothy P. Halter
       Chairman of the Board                       President

Address   820 Calle Plano                  Address   7701 Las Colinas Ridge
          Camarillo, CA 93012                        Irving, TX 75063
Facsimile (805) 388-0667                   Facsimile (972) 233-0388


IWM SUBSIDIARY, INC.                       HALTER FINANCIAL GROUP, INC.

By  /s/ HAROLD A. KATERSKY                 By  /s/ TIMOTHY P. HALTER
  --------------------------------           ---------------------------------
        Harold A. Katersky                         Timothy P. Halter
        Chairman of the Board                      President


Address   820 Calle Plano                  Address   One Panorama Center
          Camarillo, CA 93012                        7701 Las Colinas Ridge
                                                     #250
                                                     Irving, TX 75063

Facsimile (805) 388-0667                   Facsimile (972) 233-0388



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                                   APPENDIX A

                          FORM OF RULE 145 LETTER FROM
                              AFFILIATES OF TARGET


InterGlobal Waste Management, Inc.
820 Calle Plano
Camarillo, California 93012

Ladies and Gentlemen:

        I have been advised that I may be deemed an "affiliate," as defined in Rule 145 under the Securities Act of 1933 (the "Act"), of Hospitality Companies, Inc. ("Target") at the time of the merger ("Merger") of IWM Subsidiary, Inc., a subsidiary of InterGlobal Waste Management, Inc.("Buyer") into Target. In the Merger, I will acquire the right to receive shares ("Shares") of the common stock of Buyer in exchange for my right to receive shares of stock of Target as Plan Shares pursuant to the Plan of Reorganization Proposed by Debtors filed on August 21, 2000 (the "Plan"), amended on August 22, 2000, modified on September 15, 2000 and confirmed on September 27, 2000.

        I represent and agree as follows:

           1. I have carefully read this letter and, to the extent I felt necessary, I have discussed it with counsel.

           2. I will not make any sale or other disposition of the Shares in violation of the Act or related rules and regulations. In this connection, I understand that the issuance of the Shares to me will be exempt from registration under the Act, but that such exemption will not cover resales by affiliates of Target. Accordingly, the Shares must be held by me indefinitely unless (a) the Shares have been registered under the Act for sale by me, (b) a sale of the Shares is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145, or (c) another exemption from registration is available.

           3. I understand that Buyer is under no obligation to register the sale or other disposition of the Shares by me or on my behalf or to take any other action to qualify for an exemption from registration.

           4. I also understand that stop transfer instructions will be given to Buyer's transfer agent with respect to the Shares and that there will be placed on the certificates for the Shares a legend stating in substance:


        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN

        ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION.



                                           Very truly yours,


          Date                             ------------------------------------
              -----------------            Signature



                                           ------------------------------------
                                           Type or Print Name

                                   APPENDIX B

                     OPINION OF HANCE, SCARBOROUGH, WRIGHT,
                       KEIFFER, WOODWARD & WEISBART L.L.P.
                                 (214) 748-6815


InterGlobal Waste Management, Inc.
820 Calle Plano
Camarillo, California 93012

Ladies and Gentlemen:

        We have acted as counsel for Hospitality Companies, Inc., a Texas corporation ("Target"), in connection with the merger (the "Merger") of IWM Subsidiary, Inc., a California corporation ("Subsidiary"), a wholly-owned subsidiary of InterGlobal Waste Management, Inc., a California corporation ("Buyer"), into Target pursuant to the Agreement and Plan of Merger dated as of October __, 2000 (the "Agreement") among Buyer, Subsidiary, Target and Halter Financial Group, Inc., a Texas corporation ("HFG"). This opinion is rendered to you pursuant to Section 4.1(c) of the Agreement.

        In our capacity as such counsel, we have examined originals or copies of the Agreement and such corporate records of Target and HFG, certificates of public officials and of officers of Target and HFG, and other documents as we have deemed necessary for the purpose of this opinion.

        On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, we are of the opinion, subject to the assumptions and limitations set forth herein, that:

        1. Target has been duly organized and is existing and in good standing under the laws of Texas. Target has the corporate power by virtue of the confirmed Plan of Reorganization filed on August 21, 2000 ("Plan") in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division ("Bankruptcy Court") in the case In re Hospitality Companies, Inc., case no. 00-30768-BJH-11 ("Bankruptcy Case"), to enter into the Agreement and to carry out the provisions of the Agreement. HFG has been duly organized and is existing and in good standing under the laws of Texas. HFG has the corporate power to enter into the Agreement and to carry out the provisions of the Agreement.

        2. Neither the execution and delivery of the Agreement nor consummation of the transactions contemplated by it will conflict with, result in a breach by Target or HFG of, or constitute a default (a) under the Articles of

                Incorporation, By-Laws or equivalent organizational documents of Target or HFG respectively, or (b) under any material agreement or instrument known to us to which Target or HFG is a party or by which Target or HFG is bound, or (c) under any applicable requirements of law. The commencement or consummation by Target of the Merger and by Target or HFG of the other transactions contemplated in the Agreement do not and will not require any material consent, approval, authorization or permit of, filing with or notification to any federal, state or local authority or agency other than the Secretaries of State of the State of California and the State of Texas, and a filing of a certificate of completion with the Bankruptcy Court as provided for in
                Section 8.04 (a) of the Plan.

        3. The Agreement and the Merger have been duly authorized by all necessary corporate action on the part of Target and HFG as provided for in the Plan and the order of the Bankruptcy Court confirming same. The Agreement has been duly executed and delivered by Target and HFG and constitutes the legally valid and binding obligations of Target and HFG, enforceable against each of them in accordance with its terms, except as enforcement may be limited by subsequent bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles. We express no opinion as to the availability of equitable remedies.

        4. Target has no shares issued and outstanding as all of its previously issued and outstanding shares have been canceled under the Plan as confirmed by the Bankruptcy Court on September 27, 2000. The "Creditors" as defined in the Agreement are the only persons or entities who have rights to acquire or receive shares of common stock of Target and their only rights to receive such shares are their rights to receive the Plan Shares as provided in Section VII G of the Plan of Reorganization Proposed By Debtors dated August 21, 2000 (the "Plan").

        5. The common stock issued to the "Creditors" pursuant to the Agreement is exempt from registration under Section 5 of the Securities Act of 1933 and all state and local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in a security, pursuant Section 1145 (b) of the United States Bankruptcy Code. Such common stock may be resold by the "Creditors" without restriction under such laws, except for the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), which apply to affiliates of Target. There are no affiliates, within the meaning of Rule 145 under the Securities Act, of Target other than those named on the list dated October 18, 2000 (as amended to date) supplied to Buyer by Target pursuant to Section 3.1 (f) of the Agreement.

        6. Except for the order of the Bankruptcy Court confirming the Plan, which has been duly obtained, no consent, order or approval of any Texas or federal court or governmental agency or body is required on the part of the Target and HFG for the execution and delivery of the Agreement or the transactions contemplated thereby, except such as have been obtained.

        7. The execution and delivery of the Agreement and the consummation of the Merger comply with: (i) the United States Bankruptcy Code; (ii) orders entered by the Bankruptcy Court in the case Bankruptcy Case, including the order confirming the Plan; and
                (iii) the provisions of the Plan. All orders necessary to effect confirmation of the Plan, discharge of Target's debts, and Bankruptcy Court authorization for the execution and delivery of the Agreement and the consummation of the Merger have been entered after notice to all creditors whose claims were listed by Target in its Bankruptcy Schedules, as amended, who were listed on the Target's creditor mailing matrix, as amended, who filed proof of claim or who had actual knowledge of the Target's Bankruptcy Case and a hearing appropriate under the circumstances, and have become final and unappealable. No further application to, supervision of, or order of the Bankruptcy Court is necessary prior to execution and delivery of the Agreement and consummation of the Merger.

        8. Assuming due authorization of the Merger by all necessary corporate action on the part of Buyer and Subsidiary and that Buyer and Subsidiary have taken all action they are required to take, upon the filing of the articles of merger with the Texas Secretary of State and the California Secretary of State in accordance with the Agreement, (a) the Merger will be validly consummated in accordance with the Agreement and Texas law, and
                (b) each outstanding right to receive shares of Target stock and each outstanding share of Subsidiary stock will be converted as provided in the Agreement.

        We have assumed that the Agreement has been duly authorized, executed and delivered by Buyer, that Buyer had the requisite power and authority to execute, deliver and perform the Agreement, that Buyer has obtained all necessary governmental approvals of the transactions contemplated by the Agreement, that all items submitted as originals are authentic, and that all items submitted as copies conform to the originals, assumptions that we have not independently verified.

        We express no opinion concerning (a) the laws of any jurisdiction other than Texas and the United States, or (b) choice of law, matters or limitations imposed by public policy and equitable principles. We further note that a court may not strictly enforce certain covenants if it concludes that such enforcement would be unreasonable under the existing circumstances.

           This opinion is solely for your benefit in connection with the Merger and related transactions and may not be relied upon by, nor may copies be delivered to, any other person or entity for any purpose without our prior written consent.

                                       Very truly yours,

                                   APPENDIX C

                  (OPINION OF BUYER AND SUBSIDIARY'S COUNSEL)
                                     [DATE]

Hospitality Companies, Inc.
c/o Halter Financial Group. Inc.
7701 Las Colinas Ridge, Suite 250
Irving, Texas 75063

Ladies and Gentlemen:

        We have acted as counsel for InterGlobal Waste Management, Inc., a California corporation ("IWM"), and its wholly owned subsidiary, IWM Subsidiary, Inc., a California corporation ("Sub"), in connection with the merger (the "Merger") of Sub with and into Hospitality Companies, Inc., a Texas corporation
("Target"), pursuant to the Agreement and Plan of Merger dated as of October   ,
2000 (the "Agreement") among IWM, Sub, Target and Halter Financial Group, Inc., a Texas corporation ("HFG"). This opinion is rendered to you pursuant to Section 4.2(c) of the Agreement. Unless otherwise indicated, capitalized terms used in this opinion which are defined in the Agreement are used herein as so defined.

        In our capacity as such counsel, we have examined originals or copies of the Agreement and such corporate records of IWM and Sub, such certificates of public officials and of officers of IWM and Sub, and such other documents as we have deemed necessary for the purpose of this opinion.

        We have assumed that the Agreement has been duly authorized, executed and delivered by Target and HFG, that Target and HFG have the requisite power and authority to execute, deliver and perform the Agreement, that Target and HFG have obtained all necessary governmental, judicial and other approvals of the transactions contemplated by the Agreement, that all items submitted as originals are authentic, and that all items submitted as copies conform to the originals, assumptions that we have not independently verified. As to material matters of fact, we have relied upon statements and certificates furnished to us by officers of IWM and Sub.

        On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, we are of the opinion, subject to the assumptions and limitations set forth herein, that:

        1. IWM has been duly incorporated and is existing and in good standing under the laws of California. IWM has the corporate power to enter into the Agreement and to carry out the provisions of the Agreement. Sub has been duly incorporated and is existing and in good standing under the laws of California. Sub has the corporate power to enter into the Agreement and to carry out the provisions of the Agreement.

        2. Neither the execution and delivery of the Agreement nor consummation of the transactions contemplated by it will conflict with, result in a breach by IWM or Sub of, or constitute a default under (a) the Articles of Incorporation or By-Laws of IWM or Sub, or (b) any applicable requirements of law. The commencement or consummation by Sub of the Merger and by IWM or Sub of the other transactions contemplated in the Agreement do not and will not require any material consent, approval, authorization or permit of, filing with or notification to any federal, state or local authorities or agency other than the Secretaries of State of the State of California and the State of Texas and such filings, notifications or other proceedings, if any, as may be required in connection with the Bankruptcy Case.

        3. The Agreement and the Merger have been duly authorized by all necessary corporate action on the part of IWM and Sub. The Agreement has been duly executed and delivered by IWM and Sub and constitutes the legally valid and binding obligations of IWM and Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles. We express no opinion as to the availability of equitable remedies.

        4. No consent, order or approval of any California or federal court or governmental agency or body is required on the part of IWM and Sub for the execution and delivery of the Agreement or the transactions contemplated thereby, except such as have been obtained.

        5. Assuming due authorization of the Merger by all necessary corporate action on the part of Target and HFG, that Target and HFG have taken all action they are required to take, that the Merger constitutes a "reverse merger" or a "reverse acquisition" as defined in the Plan and complies with all provisions of the Plan, and that filing the articles of merger provided for in the Agreement (the "Articles of Merger") with the Secretary of State of the State of Texas is sufficient under Texas law to effect the Merger, upon the due filing of the original Articles of Merger with the Secretary of State of the State of Texas and the due acceptance for filing of a copy of the Articles of Merger certified by the public officer having custody of the original with the Secretary of State of the State of California in accordance with the Agreement, (a) the Merger will be validly consummated in accordance with the Agreement and California law, and (b) as a matter of California law, each outstanding right of the Creditors to receive shares of Target stock as Plan Shares will be converted into a right to receive shares of common stock, without par value, of IWM as Plan Shares, as provided in the Agreement.

        We express no opinion concerning (a) the laws of any jurisdiction other than California and the United States, (b) choice of law matters or limitations imposed by public policy and equitable principles, (c) federal or state securities laws, (d) legal investment matters under any federal or state law,
(e) the Bankruptcy Case and any consent, approval, authorization, permit, filing, order or notification required or provided for in, pursuant to or in connection with the Bankruptcy Case, or (f) the exhibits to the Agreement or other documents or agreements contemplated by the Agreement. We further note that a court may not strictly enforce certain covenants if it concludes that such enforcement would be unreasonable under the existing circumstances.

        This opinion is solely for your benefit in connection with the Merger and related transactions and may not be relied upon by, nor may copies be delivered to, any other person or entity for any purpose without our prior written consent.

                                       Very truly yours,

                                  SCHEDULE 1.1

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

Director

      Harold A. Katersky

Officers

      Harold A. Katersky - President and Secretary

                               ARTICLES OF MERGER
                                       OF
                              IWM SUBSIDIARY, INC.
                                  WITH AND INTO
                           HOSPITALITY COMPANIES, INC.

        Pursuant to the provisions of Article 4.14 of the Texas Business Corporation Act (the "Act"), the undersigned corporations certify the following articles of merger adopted for the purpose of effecting a merger in accordance with the applicable provisions of the Act.

        1. The name of the corporation subject to the Plan of Reorganization (as hereinafter defined) is Hospitality Companies, Inc. ("Hospitality").

        2. The text of the Plan of Reorganization that contains language authorizing the merger referenced herein can be found in Sections 8.01 through
8.03 of the Plan of Reorganization, as modified.

        3. The Plan of Reorganization, as modified, was confirmed by the Court (as hereinafter defined) on September 27, 2000.

        4. The Plan of Reorganization of Hospitality (the "Plan of Reorganization") was originally filed on August 21, 2000 as a Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code styled as In Re: Hospitality Companies, Inc. Case No. 00-30768-BJH-11 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court") and was subsequently amended on August 22, 2000 and modified on September 15, 2000.

        5. The Court had jurisdiction of the case under federal statute.

        6. The name of each of the undersigned corporations that is a party to the Agreement and Plan of Merger (the "Plan of Merger") and the state under the laws of which it is organized are as follows:

           Name of Corporation                         State
           -------------------                         -----
           InterGlobal Waste Management, Inc.          California
           IWM Subsidiary, Inc.                        California
           Hospitality Companies, Inc.                 Texas

        7. A Plan of Merger has been adopted and approved in accordance with the provisions of Article 4.14 of the Texas Business Corporation Act providing for the combination of IWM Subsidiary, Inc. with and into Hospitality Companies, Inc. and resulting in Hospitality Companies, Inc. being the Surviving Corporation in the merger.

        8. The Articles of Incorporation and Bylaws of Hospitality Companies, Inc. will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. Except as set forth below, no amendments or changes in the Articles of Incorporation or Bylaws of the Surviving Corporation shall be effected by the merger:

                The Articles of Incorporation of the Surviving Corporation shall be amended by changing the Article I so that, as amended, said Article shall be and read as follows: "The name of the Corporation is Hospitality Companies, Inc. Acquisition Corp."

        9. An executed Plan of Reorganization and the Plan of Merger are on file at the principal place of business of Hospitality Companies, Inc. at 820 Calle Plano, Camarillo, California 93012 and a copy of the Plan of Reorganization and the Plan of Merger will be furnished by Hospitality Companies, Inc. on written request and without cost, to any shareholder of each domestic or foreign corporation that is a party to the Plan of Reorganization and the Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

        10. Approval by the shareholders of Hospitality Companies, Inc. was not required pursuant to Article 4.14 of the Act.

        11. As to the undersigned foreign corporation, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Merger respectively, are as follows:

                                                     Number of Shares Entitled to
                                                      Vote as a Class or Series
                               Total     Total    -------------------------------
                               Voted     Voted    Class or     Voted     Voted
       Name of Corporation      For     Against    Series       For     Against
       --------------------------------------------------------------------------
       IWM Subsidiary, Inc.     100       -0-        N/A        N/A       N/A

        12. As to the undersigned foreign corporation that is a party to the Plan of Merger, the approval of the Plan of Merger and performance of its terms were duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

        13. These Articles of Merger and the merger under the Plan of Reorganization and the Plan of Merger shall be effective on the date of filing with the Secretary of State of Texas.

Dated: October 23, 2000                HOSPITALITY COMPANIES, INC.


                                          By:   /s/ TIMOTHY P. HALTER
                                             -----------------------------------
                                                Timothy P. Halter, President


Dated: October 23, 2000                IWM SUBSIDIARY, INC.


                                          By:   /s/ HAROLD A KATERSKY
                                             -----------------------------------
                                                Harold A. Katersky, Chairman


Dated: October 23, 2000                INTERGLOBAL WASTE MANAGEMENT, INC.


                                          By:   /s/ HAROLD A. KATERSKY
                                             -----------------------------------
                                                Harold A. Katersky, Chairman

                          [STATE OF TEXAS LETTERHEAD]

                               SECRETARY OF STATE

        IT IS HEREBY CERTIFIED that the attached is a true and correct copy of the following described document on file in this office:

                  HOSPITALITY COMPANIES, INC. ACQUISITION CORP.
                               FILE NO. 1472508-00

ARTICLES OF MERGER                                              OCTOBER 27, 2000





                                IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on October 30, 2000.

[STATE OF TEXAS SEAL]


                                                   /s/ ELTON BOMER
                                        ----------------------------------------
                                                     Elton Bomer            VT
                                                 Secretary of State

                                                               FILED
                               ARTICLES OF MERGER       in the Office of the
                                       OF            Secretary of State of Texas
                              IWM SUBSIDIARY, INC.           OCT 27 2000
                                  WITH AND INTO
                          HOSPITALITY COMPANIES, INC.     Corporations Section

        Pursuant to the provisions of Article 4.14 of the Texas Business Corporation Act (the "Act"), the undersigned corporations certify the following articles of merger adopted for the purpose of effecting a merger in accordance with the applicable provisions of the Act

        1. The name of the corporation subject to the Plan of Reorganization (as hereinafter defined) is Hospitality Companies, Inc. ("Hospitality").

        2. The text of the Plan of Reorganization that contains language authorizing the merger referenced herein can be found in Sections 8.01 through
8.03 of the Plan of Reorganization, as modified.

        3. The Plan of Reorganization, as modified, was confirmed by the Court (as hereinafter defined) on September 27, 2000.

        4. The Plan of Reorganization of Hospitality (the "Plan of Reorganization") was originally filed on August 21, 2000 as a Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code styled as In Re: Hospitality Companies, Inc. Case No. 04-30768-BJH-11 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court") and was subsequently amended on August 22, 2000 and modified on September 15, 2000.

        5. The Court had jurisdiction of the case under federal statute.

        6. The name of each of the undersized corporations that is a party to the Agreement and Plan of Merger (the "Plan of Merger") and the state under the laws of which if is organized are as follows:

           Name of Corporation                             State
           -------------------                             -----
           InterGlobal Waste Management; Inc.              California
           IWM Subsidiary, Inc.                            California
           Hospitality Companies, Inc.                     Texas

        7. A Plan of Merger has been adopted and approved in accordance with the provisions of Article 4.14 of the Texas Business Corporation Act providing for the combination of IWM Subsidiary, Inc. with and into Hospitality Companies, Inc. and resulting in Hospitality Companies, Inc. being the Surviving Corporation in the merger.

        8. The Articles of Incorporation and Bylaws of Hospitality Companies, Inc. will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. Except as set forth below, no amendments or changes in the Articles of Incorporation or Bylaws of the Surviving Corporation shall be effected by the merger:

                The Articles of Incorporation of the Surviving Corporation shall be amended by changing the Article I so that, as amended, said Article shall be and read as follows: "The name of the Corporation is Hospitality Companies, Inc. Acquisition Corp."

        9. An executed Plan of Reorganization and the Plan of Merger are on file at the principal place of business of Hospitality Companies, Inc. at 820 Calle Plano, Camarillo, California 93012 and a copy of the Plan of Reorganization and the Plan of Merger will be furnished by Hospitality Companies, Inc. on written request and without cost, to any shareholder of each domestic or foreign corporation that is a party to the Plan of Reorganization and the Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

        10. Approval by the shareholders of Hospitality Companies, Inc. was not required pursuant to Article 4.14 of the Act.

        11. As to the undersigned foreign corporation, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Merger respectively, are as follows:

                                              Number of Shares Entitled to
                                                Vote as a Class or Series
                          Total      Total    --------------------------------
                          Voted      Voted      Class or    Voted      Voted
Name of Corporation        For      Against      Series      For      Against
------------------------------------------------------------------------------
IWM Subsidiary, Inc.       100        -0-         N/A        N/A        N/A

        12. As to the undersigned foreign corporation that is a party to the Plan of Merger, the approval of the Plan of Merger and performance of its terms were duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

        13. These Articles of Merger and the merger under the Plan of Reorganization and the Plan of Merger shall be effective on the date of filing with the Secretary of State of Texas.

Dated: October 23, 2000                HOSPITALITY COMPANIES, INC.


                                          By:    /s/ TIMOTHY P. HALTER
                                             -----------------------------------
                                                Timothy P. Halter. President


Dated: October 23, 2000                IWM SUBSIDIARY, INC.


                                          By:    /s/ HAROLD A. KATERSKY
                                             -----------------------------------
                                                Harold A. Katersky, Chairman


Dated: October 23, 2000                INTERGLOBAL WASTE MANAGEMENT, INC.


                                          By:    /s/ HAROLD A. KATERSKY
                                             -----------------------------------
                                                Harold A. Katersky, Chairman